UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 Broadway, Suite 5116
New York, NY	10018
(Address of principal executive offices)	(Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Statement

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K for Ideanomics, Inc. (the “Company”) filed with the Securities and Exchange Commission on August 25, 2023 (the “Original 8-K”). The sole purpose of this Amendment is to amend Item 3.03 and Item 5.03 to correct the description of the Company’s authorized and outstanding preferred stock. No other changes have been made to the Original 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

On August 22, 2023, the Company filed a Certificate of Change with the Nevada Secretary of State to effect a reverse stock split of the Company's issued and outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), at a ratio of 1-for-125 (the "Reverse Stock Split"). The Reverse Stock Split became effective at 12:01 am, Eastern Time, on August 25, 2023 (the "Effective Date").

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement (the "Minimum Bid Requirement"), as set forth in Nasdaq Listing Rule 5550(a)(2) (the "Rule"), for continued listing on The Nasdaq Capital Market. As previously disclosed, on April 20, 2023, the Company was notified by the Listing Qualifications Staff (the “Staff”) of Nasdaq that the Company did not meet the minimum closing bid price requirement of $1.00 for continued listing, as set forth in Nasdaq Listing Rule 5550(a)(2), as the Staff determined that as of April 19, 2023, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days, from April 5 through April 19, 2023. Also, as previously disclosed, the Staff determined that the Company was eligible for two (2) consecutive 180-day periods to attempt to regain compliance with the Rule. To regain compliance with the Rule, the closing bid price of the Company's Common Stock must be at least $1.00 per share for a minimum 10 consecutive business days.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split became effective with Nasdaq, and the Common Stock began trading on a split-adjusted basis, at the opening of business on the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 45166V205. The trading symbol for the Common Stock will remain “IDEX.”

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such record holder immediately prior to the Reverse Stock Split divided by (ii) 125. Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded up to the nearest whole share. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options and other convertible securities are exercisable or convertible by 125 and multiplying the exercise or conversion price thereof by 125, as applicable, all in accordance with the terms of the plans, agreements or arrangements governing such options and other convertible securities and subject to rounding to the nearest whole share.

Certificated and Non-Certificated Shares. Stockholders who hold their shares in electronic form at brokerage firms or with the transfer agent of the Common Stock do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their accounts.

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company's transfer agent and registrar, Transfers Online. Transfer Online will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholders.

Certificate of Change. The Company is effecting the Reverse Stock Split pursuant to the Company’s filing of a Certificate of Change (the “Certificate”) with the Nevada Secretary of State on August 22, 2023, in accordance with Nevada Revised Statutes (“NRS”) 78.209. The Certificate became effective at 12:01 a.m. Eastern Time on the Effective Date. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required. The Reverse Stock Split was approved by the Board of Directors of the Company and given effect pursuant to and in accordance with NRS 78.207 and, as such, no stockholder approval of the Reverse Stock Split is required.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 1,500,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company is authorized to issue 12,000,000 shares of Common Stock. As of August 22, 2023, there were 1,499,275,356 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 11,994,203 shares of Common Stock outstanding. The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized preferred stock. As of the Effective Date, there were 7,000,000 shares of Series A Preferred Stock issued and outstanding; 2,100,000 shares of Series B Preferred Stock issued and outstanding; and 676,375  shares of Series C Preferred Stock issued and outstanding. After the Reverse Stock Split, the Company’s authorized preferred stock of 50,000,000 shares will remain unchanged.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change to Articles of Incorporation. [incorporated by reference to 3.1 to the Company’s Current Report on Form 8-K (File No.: 001-35561) filed on August 25, 2023]
99.1	Press Release dated August 23, 2023. [incorporated by reference to 99.1 to the Company’s Current Report on Form 8-K (File No.: 001-35561) filed on August 25, 2023]
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

	By:	/s/ Alfred P. Poor
Date: September 13, 2023	Name:	Alfred P. Poor
	Title:	Chief Executive Officer